SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMD NEWS RELEASE

CONTACTS:

Drew Prairie

AMD Public Relations

(512) 602-4425

drew.prairie@amd.com

Ruth Cotter

Investor Relations

(408) 749-3887

ruth.cotter@amd.com

AMD to Webcast Special Meeting Of Stockholders

SUNNYVALE, Calif. — February 2, 2009 —AMD (NYSE:AMD) will hold a Special Meeting of Stockholders at 10 a.m. CT (11 a.m. ET) on Tuesday, February 10, 2009 at the Hilton Austin Airport, 9515 Hotel Drive in Austin, Texas.

AMD will provide a real-time audio webcast of the meeting on the Investor Relations page of its Web site at http://www.amd.com/us-en/Corporate/InvestorRelations/0,,51_306_15888,00.html. The webcast will be available for 10 days after the meeting.

The Proxy Statement is available online at http://www.amd.com/us-en/Corporate/InvestorRelations/0,,51_306_15888,00.html.

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com.

Additional Information and Where to Find It

AMD has filed a proxy statement pursuant to which AMD’s board of directors is soliciting proxies in connection with seeking AMD stockholder approval of the issuance of AMD shares and warrants pursuant to the Master Transaction

Agreement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the proxy statement and other relevant documents filed with the SEC because they contain important information. AMD filed the proxy statement with the SEC on January 16, 2009 and disseminated the proxy statement to its stockholders on or about January 23, 2009. Security holders may obtain a free copy of the proxy statement and other documents filed by AMD with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement and other documents may also be obtained free of charge by contacting AMD Investor Relations at investor.relations@amd.com or by telephone: (408) 749-4000.

AMD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from AMD’s stockholders with respect to the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement. Information regarding such executive officers and directors is included in AMD’s Proxy Statement for its 2008 Annual Meeting of Stockholders filed with the SEC on March 14, 2008, which is available free of charge at the SEC’s web site at http://www.sec.gov and by contacting AMD Investor Relations at investor.relations@amd.com or by telephone: (408) 749-4000. Certain executive officers and directors of AMD have interests in the transaction that may differ from the interests of AMD stockholders generally. These interests are described in the proxy statement pursuant to which AMD’s board of directors is soliciting proxies in connection with seeking AMD stockholder approval of the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement.

AMD and the AMD Arrow logo are trademarks of Advanced Micro Devices, Inc. Other names used are for identification purposes only and may be trademarks of their respective owners.

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